ACM GOVERNMENT OPPORTUNITY FUND, INC.                          Exhibit 77C
811-5595


The Annual Meeting of Shareholders of ACM Government Opportunity Fund, Inc. was held on July 10, 1997. A description of each proposal and number of shares voted at the meeting are as follows:

1. To Elect Directors:          Shares Voted For         Withheld Authority
   Class Three Directors
   (term expires 2000)

   Ruth Block                      8,077,565.117                173,638.364
   John D. Carifa                  8,085,666.594                165,536.887
   Robert C. White                 8,079,853.767                171,349.714

   Class One Director
   (term expires 1998)
   Donald J. Robinson              8,085,932.944                165,270.537


2. To ratify the selection       Shares   Shares Voted        Shares
   of Ernst & Young LLP       Voted For        Against     Abstained
   as the Fund's independent
   auditors for the Fund's
   fiscal year ending
   July 31, 1998.             8,083,492         49,382       118,328




ACM GOVERNMENT OPPORTUNITY FUND, INC.                          Exhibit 77Q2
811-5595


During the Fund's most recently completed fiscal year ended July 31, 1997, the following individuals filed late initial reports on Form 3.


				    Number of     Number of Late
Name                   Title     Late Reports       Transactions

Kathleen A. Corbet       SVP                1                  0

Paul J. DeNoon            VP                1                  0

Daniel V. Panker          VP                1                  0

Thomas M. Perkins        SVP                1                  0